Exhibit 99.1
Five Point Holdings, LLC Reports Fourth Quarter and Year-End 2025 Results
Fourth Quarter 2025 Highlights
•Valencia closed the sale of 13.8 acres of commercial land for a purchase price of $42.5 million.
•Great Park Venture sold 187 homesites on 19.7 acres of land for an aggregate base purchase price of $181.5 million.
•Great Park Venture distributions and incentive compensation payments to the Company totaled $73.6 million.
•Great Park builder sales of 78 homes during the quarter.
•Valencia builder sales of 70 homes during the quarter.
•Consolidated revenues of $75.9 million; consolidated net income of $58.7 million.
•Cash and cash equivalents of $425.5 million as of December 31, 2025.
•Debt to total capitalization ratio of 16.3% and liquidity of $643.0 million as of December 31, 2025.
•On October 21, 2025, increased the total borrowing capacity under our revolving credit facility to $217.5 million and extended the maturity date to July 2029.
Additional 2025 Highlights
•Great Park Venture sold 920 homesites on 75.6 acres of land for an aggregate base purchase price of $781.7 million.
•Great Park Venture distributions and incentive compensation payments to the Company totaled $319.9 million.
•Great Park builder sales of 611 homes during the year.
•Valencia builder sales of 238 homes during the year.
•Consolidated revenues of $110.0 million; consolidated net income of $183.5 million.
•In July 2025, closed the acquisition of a 75% interest in our new land banking venture, Hearthstone Residential Holdings, LLC, for $57.6 million.
•In September 2025, issued $450.0 million in new 8.000% Senior Notes due October 2030, and purchased or redeemed all of the existing $523.5 million 10.500% initial rate Senior Notes due January 2028.
•In September 2025, our senior notes and corporate ratings were respectively upgraded to B2/B2 by Moody’s Ratings and re-affirmed at B+/B by S&P Global Ratings, and we received initial ratings of BB-/B from Fitch Ratings.
Irvine, CA, January 29, 2026 (Business Wire) – Five Point Holdings, LLC (“Five Point” or the “Company”) (NYSE:FPH), an owner and developer of large mixed-use planned communities in California, today reported its fourth quarter and year-end 2025 results.
Dan Hedigan, President and Chief Executive Officer, said, “I am very pleased to report that we ended 2025 with another strong quarter, generating consolidated net income of $58.7 million, which allowed us to exceed the high end of our revised guidance by achieving record consolidated net income for the full year of $183.5 million. We ended the year with cash and cash equivalents totaling $425.5 million and total liquidity of $643.0 million. These results reflect continued pricing strength at the Great Park and disciplined execution across our platform in the face of challenging market conditions in the broader housing market. During the fourth quarter, we completed meaningful residential land sales at the Great Park and an industrial land sale at Valencia, and we secured critical entitlement approvals at both Valencia and the Great Park, which will accelerate future development and enhance long-term land value. As we enter 2026, we continue to monitor the impacts of affordability and consumer confidence as we focus on optimizing land sales across our communities. Our strong liquidity and reduced leverage levels provide us with capital allocation flexibility, including the ability to grow our asset-light revenue streams and create long-term value for our shareholders. Based on our current expectations, we believe that we will see consolidated annual net income for 2026 of approximately $100 million.”
Consolidated Results
Liquidity and Capital Resources
As of December 31, 2025, total liquidity of $643.0 million was comprised of cash and cash equivalents totaling $425.5 million and borrowing availability of $217.5 million under our unsecured revolving credit facility. Total capital was $2.3 billion, reflecting $3.2 billion in assets and $0.9 billion in liabilities and redeemable noncontrolling interests.
Results of Operations for the Three Months Ended December 31, 2025

Revenues. Revenues of $75.9 million for the three months ended December 31, 2025 were primarily generated from management services at our Great Park segment and land sales at our Valencia segment. At Valencia we closed the sale of 13.8 acres of commercial land for a purchase price of $42.5 million.
Equity in earnings from unconsolidated entities. Equity in earnings from unconsolidated entities was $44.9 million for the three months ended December 31, 2025. The Great Park Venture generated net income of $128.2 million during the three months ended December 31, 2025, and our share of the net income from our 37.5% percentage interest, adjusted for basis differences, was $44.2 million.
During the three months ended December 31, 2025, the Great Park Venture sold 187 homesites on 19.7 acres of land at the Great Park Neighborhoods for an aggregate purchase price of $181.5 million. The Great Park Venture made aggregate distributions of $154.6 million to holders of Percentage Interests during the three months ended December 31, 2025. We received $58.0 million for our 37.5% Percentage Interest.
Selling, general, and administrative. Selling, general, and administrative expenses were $16.0 million for the three months ended December 31, 2025.
Net income. Consolidated net income for the quarter was $58.7 million. Net income attributable to noncontrolling interests totaled $35.4 million, resulting in net income attributable to the Company of $23.3 million. Net income attributable to noncontrolling interests primarily represents the portion of income allocated to related party partners and members that hold units of the operating company and the San Francisco Venture. Holders of units of the operating company and the San Francisco Venture can redeem their interests for either, at our election, our Class A common shares on a one-for-one basis or cash. In connection with any redemption or exchange, our ownership of our operating subsidiaries will increase thereby reducing the amount of income allocated to noncontrolling interests in subsequent periods.
Results of Operations for the Twelve Months Ended December 31, 2025
Revenues. Revenues of $110.0 million for the twelve months ended December 31, 2025 were primarily generated from management services at our Great Park segment and land sales at our Valencia segment. At Valencia we closed the sale of 13.8 acres of commercial land for a purchase price of $42.5 million.
Equity in earnings from unconsolidated entities. Equity in earnings from unconsolidated entities was $203.6 million for the twelve months ended December 31, 2025. The Great Park Venture generated net income of $584.5 million during the twelve months ended December 31, 2025, and our share of the net income from our 37.5% percentage interest, adjusted for basis differences, was $201.3 million.
During the twelve months ended December 31, 2025, the Great Park Venture sold 920 homesites on 75.6 acres of land at the Great Park Neighborhoods for an aggregate purchase price of $781.7 million. The Great Park Venture made aggregate distributions of $672.0 million to holders of Percentage Interests during the twelve months ended December 31, 2025. We received $252.0 million for our 37.5% Percentage Interest.
Selling, general, and administrative. Selling, general, and administrative expenses were $60.6 million for the twelve months ended December 31, 2025.
Net income. Consolidated net income for the year was $183.5 million. Net income attributable to noncontrolling interests totaled $112.6 million, resulting in net income attributable to the Company of $71.0 million.
Conference Call Information
In conjunction with this release, Five Point will host a conference call on Thursday, January 29, 2026 at 5:00 p.m. Eastern Time. Interested investors and other parties can listen to a live Internet audio webcast of the conference call that will be available on the Five Point website at ir.fivepoint.com. The conference call can also be accessed by dialing (877) 451-6152 (domestic) or (201) 389-0879 (international). A telephonic replay will be available starting approximately three hours after the end of the call by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the live call and the replay is 13758371. The telephonic replay will be available until 11:59 p.m. Eastern Time on February 7, 2026.
About Five Point
Five Point, headquartered in Irvine, California, designs and develops large mixed-use planned communities in Orange County, Los Angeles County, and San Francisco County that combine residential, commercial, retail, educational, and recreational elements with public amenities, including civic areas for parks and open space. Five Point’s communities include the Great Park Neighborhoods® in Irvine, Valencia® in Los Angeles County, and Candlestick® and The San Francisco Shipyard® in the City of San Francisco. These communities are designed to include up to approximately 40,000 residential homes and up to approximately 23 million square feet of commercial space. Five Point is also engaged in the residential land banking business through its Hearthstone residential asset and investment management platform.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “would,” “result” and similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. Forward-looking statements include, among others, statements that refer to: our expectations of our future home sales and/or builder sales; the impact of inflation and interest rates; our future revenues, costs and financial performance, including with respect to cash generation and profitability; future demographics and market conditions, including housing supply levels, in the areas where our communities are located; the timing and expected benefits of planned and potential transactions and acquisitions; and other statements that are not historical in nature. We caution you that any forward-looking statements included in this press release are based on our current views and information currently available to us. Forward-looking statements are subject to risks, trends, uncertainties and factors that are beyond our control. Some of these risks and uncertainties are described in more detail in our filings with the SEC, including our Annual Report on Form 10-K, under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. They are based on estimates and assumptions only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law.
Investor Relations:
Kim Tobler, 949-425-5211
Kim.Tobler@fivepoint.com
or
Media:
Eric Morgan, 949-349-1088
Eric.Morgan@fivepoint.com
Source: Five Point Holdings, LLC

FIVE POINT HOLDINGS, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
REVENUES:
Land sales	$42,380	$137,883	$42,450	$139,097
Land sales—related party	—	—	—	—
Management services—related party	32,968	21,369	65,304	96,404
Operating properties	554	534	2,266	2,425
Total revenues	75,902	159,786	110,020	237,926
COSTS AND EXPENSES:
Land sales	29,719	90,109	29,719	90,109
Management services	9,543	4,385	20,389	23,852
Operating properties	1,792	1,035	6,683	5,134
Selling, general, and administrative	15,972	14,220	60,617	51,233
Total costs and expenses	57,026	109,749	117,408	170,328
OTHER INCOME (EXPENSE):
Interest income	3,753	2,283	17,254	10,858
(Loss) on debt extinguishment	5	—	(1,819)	—
Miscellaneous	16	(120)	820	(5,977)
Total other income	3,774	2,163	16,255	4,881
EQUITY IN EARNINGS FROM UNCONSOLIDATED ENTITIES	44,871	87,546	203,592	132,617
INCOME BEFORE INCOME TAX PROVISION	67,521	139,746	212,459	205,096
INCOME TAX PROVISION	(8,863)	(18,757)	(28,925)	(27,462)
NET INCOME	58,658	120,989	183,534	177,634
LESS NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	35,367	74,496	112,568	109,337
NET INCOME ATTRIBUTABLE TO THE COMPANY	$23,291	$46,493	$70,966	$68,297

NET INCOME ATTRIBUTABLE TO THE COMPANY PER CLASS A SHARE
Basic	$0.33	$0.67	$1.01	$0.98
Diluted	$0.31	$0.65	$0.96	$0.96
WEIGHTED AVERAGE CLASS A SHARES OUTSTANDING
Basic	70,821,440	69,318,760	69,976,942	69,224,327
Diluted	150,306,904	147,357,691	149,299,535	146,944,944
NET INCOME ATTRIBUTABLE TO THE COMPANY PER CLASS B SHARE
Basic and diluted	$0.00	$0.00	$0.00	$0.00
WEIGHTED AVERAGE CLASS B SHARES OUTSTANDING
Basic and diluted	76,539,701	79,233,544	78,554,548	79,233,544

FIVE POINT HOLDINGS, LLC
CONSOLIDATED BALANCE SHEETS
(In thousands, except shares)
(Unaudited)

	December 31, 2025	December 31, 2024
ASSETS
INVENTORIES	$2,443,279	$2,298,080
INVESTMENT IN UNCONSOLIDATED ENTITIES	153,087	185,324
PROPERTIES AND EQUIPMENT, NET	29,264	29,487
INTANGIBLE ASSET, NET—RELATED PARTY	17,250	9,037
GOODWILL	69,812	—
CASH AND CASH EQUIVALENTS	425,546	430,875
RESTRICTED CASH AND CERTIFICATES OF DEPOSIT	992	992
RELATED PARTY ASSETS	89,509	101,670
OTHER ASSETS	20,264	20,952
TOTAL	$3,249,003	$3,076,417

LIABILITIES AND CAPITAL
LIABILITIES:
Notes payable, net	$443,348	$525,737
Accounts payable and other liabilities	106,199	100,292
Related party liabilities	70,973	63,297
Deferred income tax liability, net	58,343	33,570
Payable pursuant to tax receivable agreement	181,544	173,424
Total liabilities	860,407	896,320

REDEEMABLE NONCONTROLLING INTERESTS	70,155	25,000
CAPITAL:
Class A common shares; No par value; Issued and outstanding: December 31, 2025—71,100,768 shares; December 31, 2024—69,369,234 shares
Class B common shares; No par value; Issued and outstanding: December 31, 2025—76,096,410 shares; December 31, 2024—79,233,544 shares
Contributed capital	616,751	593,827
Retained earnings	228,043	157,077
Accumulated other comprehensive loss	(1,549)	(1,468)
Total members’ capital	843,245	749,436
Noncontrolling interests	1,475,196	1,405,661
Total capital	2,318,441	2,155,097
TOTAL	$3,249,003	$3,076,417

FIVE POINT HOLDINGS, LLC
SUPPLEMENTAL DATA
(In thousands)
(Unaudited)

Liquidity

December 31, 2025
Cash and cash equivalents	$425,546
Borrowing capacity(1)	217,500
Total liquidity	$643,046
(1) As of December 31, 2025, no borrowings or letters of credit were outstanding on the Company’s $217.5 million revolving credit facility.

Debt to Total Capitalization and Net Debt to Total Capitalization

December 31, 2025
Debt(1)	$450,000
Total capital	2,318,441
Total capitalization	$2,768,441
Debt to total capitalization	16.3%

Debt(1)	$450,000
Less: Cash and cash equivalents	425,546
Net debt	24,454
Total capital	2,318,441
Total net capitalization	$2,342,895
Net debt to total capitalization(2)	1.0%
(1) For purposes of this calculation, debt is the amount due on the Company’s notes payable before offsetting for capitalized deferred financing costs.
(2) Net debt to total capitalization is a non-GAAP financial measure defined as net debt (debt less cash and cash equivalents) divided by total net capitalization (net debt plus total capital). The Company believes the ratio of net debt to total capitalization is a relevant and a useful financial measure to investors in understanding the leverage employed in the Company’s operations. However, because net debt to total capitalization is not calculated in accordance with GAAP, this financial measure should not be considered in isolation or as an alternative to financial measures prescribed by GAAP. Rather, this non-GAAP financial measure should be used to supplement the Company’s GAAP results.

Segment Results
The following tables reconcile the results of operations of our segments to our consolidated results for the three and twelve months ended December 31, 2025 (in thousands):

	Three Months Ended December 31, 2025
	Valencia	San Francisco	Great Park	Hearthstone	Total reportable segments	Corporate and unallocated	Total under management	Removal of unconsolidated entities(1)	Total consolidated
REVENUES:
Land sales	$42,380	$—	$194,942	$—	$237,322	$—	$237,322	$(194,942)	$42,380
Land sales—related party	—	—	—	—	—	—	—	—	—
Management services—related party(2)	—	—	24,570	8,398	32,968	—	32,968	—	32,968
Operating properties	377	177	—	—	554	—	554	—	554
Total revenues	42,757	177	219,512	8,398	270,844	—	270,844	(194,942)	75,902
COSTS AND EXPENSES:
Land sales	29,719	—	44,779	—	74,498	—	74,498	(44,779)	29,719
Management services(2)	—	—	3,953	5,590	9,543	—	9,543	—	9,543
Operating properties	1,792	—	—	—	1,792	—	1,792	—	1,792
Selling, general, and administrative	2,513	1,901	2,548	—	6,962	11,558	18,520	(2,548)	15,972
Management fees—related party	—	—	21,264	—	21,264	—	21,264	(21,264)	—
Total costs and expenses	34,024	1,901	72,544	5,590	114,059	11,558	125,617	(68,591)	57,026
OTHER INCOME:
Interest income	—	5	1,837	17	1,859	3,731	5,590	(1,837)	3,753
(Loss) on extinguishment of debt	—	—	—	—	—	5	5	—	5
Miscellaneous	16	—	—	—	16	—	16	—	16
Total other income	16	5	1,837	17	1,875	3,736	5,611	(1,837)	3,774
EQUITY IN EARNINGS FROM UNCONSOLIDATED ENTITIES	35	—	—	223	258	418	676	44,195	44,871
SEGMENT PROFIT (LOSS)/INCOME BEFORE INCOME TAX PROVISION	8,784	(1,719)	148,805	3,048	158,918	(7,404)	151,514	(83,993)	67,521
INCOME TAX PROVISION	—	—	—	—	—	(8,863)	(8,863)	—	(8,863)
SEGMENT PROFIT (LOSS)/NET INCOME	$8,784	$(1,719)	$148,805	$3,048	$158,918	$(16,267)	$142,651	$(83,993)	$58,658

(1) Represents the removal of the Great Park Venture operating results, which are included in the Great Park segment operating results at 100% of the venture’s historical basis but are not included in our consolidated results as we account for our investment in the venture using the equity method of accounting.
After the sale of the Gateway Commercial Venture’s commercial operating assets in December 2024, the Company’s commercial segment is no longer operating. The equity in earnings from the Company’s investment in the Gateway Commercial Venture is reported within the corporate and unallocated column in the table above.
(2) The amounts for the Great Park segment represent the revenues and expenses attributable to the management company for providing services to the Great Park Venture as applicable.

	Twelve Months Ended December 31, 2025
	Valencia	San Francisco	Great Park	Hearthstone	Total reportable segments	Corporate and unallocated	Total under management	Removal of unconsolidated entities(1)	Total consolidated
REVENUES:
Land sales	$42,450	$—	$825,659	$—	$868,109	$—	$868,109	$(825,659)	$42,450
Land sales—related party	—	—	—	—	—	—	—	—	—
Management services—related party(2)	—	—	53,512	11,792	65,304	—	65,304	—	65,304
Operating properties	1,567	699	—	—	2,266	—	2,266	—	2,266
Total revenues	44,017	699	879,171	11,792	935,679	—	935,679	(825,659)	110,020
COSTS AND EXPENSES:
Land sales	29,719	—	195,900	—	225,619	—	225,619	(195,900)	29,719
Management services(2)	—	—	12,058	8,331	20,389	—	20,389	—	20,389
Operating properties	6,683	—	—	—	6,683	—	6,683	—	6,683
Selling, general, and administrative	11,142	5,435	9,621	—	26,198	44,040	70,238	(9,621)	60,617
Management fees—related party	—	—	43,013	—	43,013	—	43,013	(43,013)	—
Total costs and expenses	47,544	5,435	260,592	8,331	321,902	44,040	365,942	(248,534)	117,408
OTHER INCOME (EXPENSE):
Interest income	—	25	7,354	24	7,403	17,205	24,608	(7,354)	17,254
Loss on extinguishment of debt	—	—	—	—	—	(1,819)	(1,819)	—	(1,819)
Miscellaneous	820	—	—	—	820	—	820	—	820
Total other income	820	25	7,354	24	8,223	15,386	23,609	(7,354)	16,255
EQUITY IN EARNINGS FROM UNCONSOLIDATED ENTITIES	460	—	—	397	857	1,446	2,303	201,289	203,592
SEGMENT (LOSS) PROFIT/INCOME BEFORE INCOME TAX PROVISION	(2,247)	(4,711)	625,933	3,882	622,857	(27,208)	595,649	(383,190)	212,459
INCOME TAX PROVISION	—	—	—	—	—	(28,925)	(28,925)	—	(28,925)
SEGMENT (LOSS) PROFIT/NET INCOME	$(2,247)	$(4,711)	$625,933	$3,882	$622,857	$(56,133)	$566,724	$(383,190)	$183,534
(1) Represents the removal of the Great Park Venture operating results, which are included in the Great Park segment operating results at 100% of the venture’s historical basis but are not included in our consolidated results as we account for our investment in the venture using the equity method of accounting.
After the sale of the Gateway Commercial Venture’s commercial operating assets in December 2024, the Company’s commercial segment is no longer operating. The equity in earnings from the Company’s investment in the Gateway Commercial Venture is reported within the corporate and unallocated column in the table above.
(2) The amounts for the Great Park segment represent the revenues and expenses attributable to the management company for providing services to the Great Park Venture as applicable.
The table below reconciles the Great Park segment results to the equity in earnings from our investment in the Great Park Venture that is reflected in the consolidated statements of operations for the three and twelve months ended December 31, 2025 (in thousands):

	Three Months Ended December 31, 2025	Twelve Months Ended December 31, 2025
Segment profit from operations	$148,805	$625,933
Less net income of management company attributed to the Great Park segment	20,617	41,454
Net income of the Great Park Venture	128,188	584,479
The Company’s share of net income of the Great Park Venture	48,071	219,180
Basis difference amortization, net	(3,876)	(17,891)
Equity in earnings from the Great Park Venture	$44,195	$201,289